Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S‑8 of our report dated March 15, 2017 relating to the financial statements, which appears in Rightside Group, Ltd.’s Annual Report on Form 10-K for the year ended December 31, 2016.

/s/ PricewaterhouseCoopers LLP

Seattle, Washington

March 15, 2017